================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DOWNEY FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                            DOWNEY FINANCIAL CORP.
                              3501 Jamboree Road
                            Newport Beach, CA 92660
                                (949) 854-3100
                                                                 March 22, 1999

                   Notice of Annual Meeting of Shareholders

                           Wednesday, April 28, 1999
                                  10:00 a.m.
                           The Irvine Marriott Hotel
                            18000 Von Karman Avenue
                              Irvine, California

Dear Friend and Shareholder:

  The Board of Directors and officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey's Annual Meeting of Shareholders at the time and place shown above to:

  1. Elect three Class 1 Directors for terms of three years each; and

  2. Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

  The Board of Directors has selected March 5, 1999 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which shareholders will act is included in the attached Proxy Statement. Downey's directors and executive officers will be available at the meeting to meet with shareholders.

  Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

  We look forward to seeing you at the meeting.

                               Sincerely yours,


      /s/ MAURICE L. McALISTER                    /s/ CHERYL E. OLSON
          MAURICE L. McALISTER                        CHERYL E. OLSON
          Chairman of the Board                     Vice Chairman of the
                                                           Board


                            /s/ DANIEL D. ROSENTHAL
                              DANIEL D. ROSENTHAL
                     President and Chief Executive Officer

                               Table of Contents

                                                                           Page
                                                                           ----
Proxy Statement...........................................................   1
Record Date and Voting of Shares..........................................   1
Voting and Revocation of Proxies..........................................   1
Solicitation of Proxies...................................................   1
Election of Directors.....................................................   2
    .Information Concerning Nominees and Directors........................   2
    .Nominees for Election at this Meeting, as Class 1 Directors, to Terms
     Expiring in 2002.....................................................   3
    .Continuing Directors Whose Present Terms Continue until 2000.........   3
    .Continuing Directors Whose Present Terms Continue until 2001.........   3
Board Committees and Meeting Attendance...................................   4
Security Ownership of Directors and Executive Officers....................   6
Executive Officers........................................................   7
Compensation Committee Report.............................................   9
    .Compensation Philosophy..............................................   9
    .1998 Compensation Programs...........................................   9
Compensation..............................................................  13
    .Executive Compensation...............................................  13
    .Stock Options........................................................  15
    .Option Exercises and Holdings........................................  16
    .Employment Agreements................................................  16
    .Director Compensation................................................  16
Performance Graph.........................................................  18
Certain Relationships and Related Transactions............................  19
    .Transactions with Management and Certain Business Relationships......  19
    .Indebtedness of Management...........................................  19
Security Ownership of Certain Beneficial Owners...........................  19
    .Principal Shareholders...............................................  20
Section 16(a) Beneficial Ownership Reporting Compliance...................  20
Proposals of Shareholders.................................................  20
Relationship with Independent Public Accountants..........................  21
Annual Report to Shareholders.............................................  21
Other Business............................................................  22
    .Presented by Management..............................................  22
    .Presented by Shareholders............................................  22

                            DOWNEY FINANCIAL CORP.
                              3501 Jamboree Road
                        Newport Beach, California 92660

                                PROXY STATEMENT

  This proxy statement ("Proxy Statement") and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of Downey Financial Corp., a Delaware corporation ("Downey"), to be held at 10:00 a.m., local time, on Wednesday, April 28, 1999, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92715, and any adjournments thereof (the "Annual Meeting"). Certain of the information provided in this Proxy Statement relates to Downey Savings and Loan Association, F.A. and any predecessor entity (the "Bank"), a wholly owned subsidiary of Downey. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 22, 1999. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey's telephone number is (949) 854-3100.

                       RECORD DATE AND VOTING OF SHARES

  On March 5, 1999, the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, 28,131,776 shares of Downey's common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                       VOTING AND REVOCATION OF PROXIES

  All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board's nominees for directors. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board of Directors does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board of Directors unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

  Any shareholder may revoke his or her proxy at any time before it is voted by filing with the Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a shareholder to vote in person if such shareholder should decide to attend the Annual Meeting and desires to vote in person.

                            SOLICITATION OF PROXIES

  Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of the Bank may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                             ELECTION OF DIRECTORS

  The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey's Bylaws provides that the Board of Directors shall be composed of not less than seven nor more than nine members, the exact number to be fixed by the Board. On November 20, 1998, Downey announced the appointment of Daniel D. Rosenthal as President and Chief Executive Officer of Downey and the Bank. On December 17, 1998, Downey announced Mr. Rosenthal's appointment as a director of Downey and the Bank following the November 20, 1998 resignation of James W. Lokey.

  Accordingly, at this Annual Meeting, three Class 1 Directors are to be elected to serve three-year terms and until their respective successors are elected and qualified. The following persons have been nominated by the Board of Directors to serve as directors, as set forth below:

    For election as Class 1 Directors to hold office until the 2002 Annual Meeting of Shareholders, and until their successors are duly elected and qualified: Maurice L. McAlister, Sam Yellen and Daniel D. Rosenthal.

  The Board of Directors unanimously recommends a vote "FOR" the election of each of the nominees for director.

Information Concerning Nominees and Directors

  Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers." There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

  The following table sets forth certain information concerning (i) the three nominees standing for election to the Board of Directors at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

                                                                     Director of  Year
                            Age At                                     Downey     Term
          Name           March 5, 1999  Position(s) Currently Held    Since(1)   Expires
          ----           ------------- ----------------------------- ----------- -------
Nominees For Election
Maurice L. McAlister....      73       Director/Chairman                1994      1999
Sam Yellen..............      68       Director                         1994      1999
Daniel D. Rosenthal.....      46       Director, President and Chief    1998      1999
                                        Executive Officer
Continuing Directors
Cheryl E. Olson.........      42       Director/Vice Chairman           1994      2000
Lester C. Smull.........      66       Director                         1994      2000
Dr. Paul Kouri..........      77       Director                         1994      2001
Brent McQuarrie.........      47       Director                         1994      2001

--------
(1) Downey was organized on October 21, 1994. Prior thereto, except for Daniel
    D. Rosenthal, each of the directors was a director of the Bank.

Nominees for Election at this Meeting, as Class 1 Directors, to Terms Expiring in 2002

  Maurice L. McAlister--Mr. McAlister is the Chairman of Downey's Board of Directors and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Since 1957, Mr. McAlister has been actively involved in the growth and management of Downey and the Bank. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of Laura J. Company and McAlister Investments, Inc., affiliates of Downey.

  Sam Yellen--Mr. Yellen is a director of Downey and the Bank. Mr. Yellen has served as a director of the Bank since 1992. Mr. Yellen has been a consultant since his retirement as a partner from the accounting firm of KPMG, LLP in December 1990. Mr. Yellen served KPMG, LLP and its predecessors for 35 years preceding his retirement from the firm. While a partner with the firm, Mr. Yellen was also a member of its Board of Directors. Mr. Yellen is the former President of both the California State Board of Accountancy and the National Association of State Boards of Accountancy. Currently, in addition to his service to Downey and the Bank, Mr. Yellen serves on the Boards of Directors of Beverly Funding Corporation, Del Webb Corporation, LTC Properties, Inc. and E* Capital Corporation.

  Daniel D. Rosenthal--Mr. Rosenthal is the President and Chief Executive Officer of Downey and the Bank. Mr. Rosenthal has 24 years of experience with the Bank. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company in 1991 and was appointed as DSL Service Company's Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and was Senior Vice President and Director of Major Loans of the Bank. During 1998, Mr. Rosenthal served as the Chief Operating Officer of the Bank and was appointed to the Boards of Directors of Downey and the Bank following the resignation of James W. Lokey in November 1998.

Continuing Directors Whose Present Terms Continue until 2000

  Cheryl E. Olson--Ms. Olson is the Vice Chairman of the Boards of Directors of Downey and the Bank. Ms. Olson has served as a director of the Bank since 1987. Ms. Olson is actively involved in a variety of real estate development, management and consultant activities. In addition, Ms. Olson serves on the Board of Directors of McAlister Investments, Inc., an affiliate of Downey. Ms. Olson also serves on the Board of Directors of Arrow Records, Inc. Ms. Olson is the daughter of Maurice L. McAlister, Chairman of Downey's Board of Directors.

  Lester C. Smull--Mr. Smull is a director of Downey and the Bank and has served as a director since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties' activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

Continuing Directors Whose Present Terms Continue until 2001

  Dr. Paul Kouri--Dr. Kouri is a director of Downey and the Bank. Dr. Kouri has served as a director of the Bank since 1959. Dr. Kouri also is actively involved in a variety of real estate development and management activities. Dr. Kouri is a retired physician having practiced for more than 45 years.

  Brent McQuarrie--Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of the Bank since 1987. Mr. McQuarrie's principal occupation for more than the past five years has been President and a director of Investment Properties, a real estate development company.

                    BOARD COMMITTEES AND MEETING ATTENDANCE

  Currently, Downey has the following four Board Committees: Audit, Compensation, Executive and Nominating. Membership in the committees, as of the record date of March 5, 1999, is as follows:

Audit                   Compensation            Nominating
-----                   ------------            ----------
Sam Yellen, Chair  Brent McQuarrie, Chair Cheryl E. Olson, Chair
Dr. Paul Kouri     Cheryl E. Olson        Maurice L. McAlister
Brent McQuarrie    Lester C. Smull        Sam Yellen

Executive
Maurice L. McAlister, Chair
Cheryl E. Olson
Brent McQuarrie

AUDIT COMMITTEE                                              5 Meetings in 1998

    . Responsible for recommending to the Board the engagement of Downey's and the Bank's independent accountants and assuring their independence and objectivity;

    . Reviews the scope of the audit plans of the independent accountants and the internal auditors;

    . Oversees Downey's and the Bank's policies pertaining to the effectiveness of internal controls, financial reporting, compliance and risk management;

    . Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;

    . Reviews non-audit services to be performed by the independent accountants; and

    . Reviews the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION COMMITTEE                                       9 Meetings in 1998

    . Establishes the overall compensation and benefits policies for Downey and the Bank;

    . Reviews and recommends to the Board salary and incentive compensation for the President and Chief Executive Officer;

    . Reviews and approves the salaries and incentive compensation for all other executive and senior officers of Downey and the Bank; and

    . Reviews and approves the short-term and long-term incentive compensation programs, including individual performance goals.

EXECUTIVE COMMITTEE                                         No Meetings in 1998

    . Exercises the powers of the Board of Directors when the Board of Directors is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey's
       Certificate of Incorporation or Bylaws.

NOMINATING COMMITTEE                                          1 Meeting in 1998

  Reviews and makes recommendations to the Board regarding:

    . Oversight of Board activities related to corporate governance and organization structure;

    .  Qualifications for director candidates;

    .  Candidates for election and re-election to the Board;

    . Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and

    . The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.

  Nominations of individuals for election to the Board of Directors of Downey at an annual meeting of shareholders may be made by any shareholder of Downey entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in Downey's Bylaws. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

  To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of Downey not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to shareholders by Downey (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board of Directors), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serving as a director, if elected; and as to the shareholder giving the notice (i) the name and address of such shareholder, and (ii) the class and number of shares of Downey which are owned of record by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Downey that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

  Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

  During 1998, the Board of Directors met 11 times: 10 regular meetings and 1 special meeting. All directors attended at least 75% of the aggregate of meetings held during 1998 by the Board of Directors and the committees of the Board on which they serve. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with the Chairman, Vice Chairman, President and Chief Executive Officer and other members of management on matters affecting Downey and the Bank.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 5, 1999, certain information regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 13 and by all directors and executive officers as a group.

                                    Aggregate Number of          Percent of
   Name of Beneficial Owner     Shares Beneficially Owned(1) Outstanding Shares
------------------------------- ---------------------------- ------------------
Maurice L. McAlister...........          5,622,504(2)              20.0%
Cheryl E. Olson................            586,580(3)               2.1%
Brent McQuarrie................            462,463(4)               1.6%
Daniel D. Rosenthal............             90,682                   *
Dr. Paul Kouri.................             15,139(5)                *
Sam Yellen.....................              3,472                   *
Lester C. Smull................                883(6)                *
Donald E. Royer................             21,566                   *
Keith A. Voll..................             14,618                   *
Thomas E. Prince...............             10,543                   *
Paul G. Woollatt...............              6,896                   *
Jane Wolfe.....................              6,844                   *
All Directors and Executive
 Officers as a Group
 (20 persons)..................          6,859,004(7)              24.4%

--------
(1) The shares shown include 70,171 shares of Common Stock with respect to which executive officers acquired beneficial ownership because of vested stock options as of December 20, 1998.

(2) Held by Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust.

(3) Includes 16,294 shares held by Ms. Olson as Custodian for Clayton Jones. Ms. Olson holds sole voting and investment power with respect to 570,286 shares.

(4) Includes 187,769 shares held by Mr. McQuarrie as Trustee for Jared McQuarrie, Jennifer McQuarrie, Justin McQuarrie and Jamie McQuarrie (Four Jays, Ltd.). In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 165,900 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 2,967 shares in an Individual Retirement Account, and Kathryn McQuarrie holds 827 shares in an Individual Retirement Account. Mr. McQuarrie holds 105,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner.

(5) Dr. Kouri holds sole voting power with respect to 10,452 shares and shares with his spouse, Bobbie Jean Kouri, voting and investment power with respect to 4,687 shares.

(6) Mr. Smull holds sole voting and investment power with respect to 598 shares, and Mr. Smull's spouse, Jimmy Smull, holds sole voting and investment power with respect to 285 shares.

(7) As of March 5, 1999, includes 167,963 shares held by executive officers.

 * Less than 1% of outstanding Common Stock at March 5, 1999.

                              EXECUTIVE OFFICERS

  Executive officers are elected annually and serve at the pleasure of the Board of Directors.

  The following table sets forth the names of the current executive officers of Downey and the Bank and their respective subsidiaries, along with certain other information relating to such persons:

                                       Age At
                Name                March 5, 1999        Current Position
                ----                -------------        ----------------
 Daniel D. Rosenthal(1)...........        46      President and Chief Executive
                                                   Officer of Downey and the
                                                   Bank
 Paul G. Woollatt.................        49      Chief Operating Officer of
                                                   Downey and the Bank
 Thomas E. Prince.................        52      Executive Vice President and
                                                   Chief Financial Officer of
                                                   Downey and the Bank
 Donald E. Royer..................        49      Executive Vice President,
                                                   General Counsel and
                                                   Corporate Secretary of
                                                   Downey and the Bank
 Jill A. Bonner...................        47      Executive Vice President and
                                                   Director of Retail Banking
                                                   of the Bank
 Lillian E. Gavin.................        36      Executive Vice President and
                                                   Director of Compliance and
                                                   Risk Management of the Bank
 Jane Wolfe.......................        53      Executive Vice President and
                                                   Chief Lending Officer of the
                                                   Bank
 Craig D. Taylor..................        45      President and Chief Operating
                                                   Officer of Downey Auto
                                                   Finance Corp.
 Carolyn B. DiOrio................        42      Senior Vice President and
                                                   Controller of the Bank
 John R. Gatzke...................        38      Senior Vice President and
                                                   Assistant Chief Lending
                                                   Officer of the Bank
 Priscilla B. Hoffer..............        50      Senior Vice President and
                                                   Acting Chief Information
                                                   Officer of the Bank
 Kendice K. Briggs................        31      Vice President and Manager of
                                                   Human Resources of the Bank
 Kevin W. Hughes..................        37      Vice President and Director
                                                   of Secondary Marketing of
                                                   the Bank

--------
(1) See "Information Concerning Nominees and Directors--Nominees for Election at this Meeting, as Class 1 Directors, to Terms Expiring in 2002," for a description of Mr. Rosenthal's business background.

  Paul G. Woollatt--Mr. Woollatt was appointed Chief Operating Officer of Downey and the Bank in November 1998. In November 1995, Mr. Woollatt returned to the Bank as Executive Vice President and Director of Retail Banking. From 1991 to 1995, Mr. Woollatt was Executive Vice President and Director of Retail Banking for First Western Bank F.S.B. Prior thereto, Mr. Woollatt held positions with the Bank from July 1979, including service as Senior Vice President, Director of Retail Banking, from 1989 to 1991.

  Thomas E. Prince--Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

  Donald E. Royer--Prior to joining the Bank as Executive Vice President, General Counsel and Corporate Secretary in December 1991, Mr. Royer was Executive Vice President and General Counsel of American Savings Bank, F.A., from December 1988 to February 1991, in addition to serving as retained counsel from March 1991 through October 1991. Mr. Royer has over 21 years of legal experience in the financial services industry.

  Jill A. Bonner--Ms. Bonner was appointed Executive Vice President, Director of Retail Banking of the Bank on December 16, 1998. Prior to her current position, Ms. Bonner served as Director of Branch Operations from 1982 to 1998. Ms. Bonner has been with Downey for 26 years. Prior to her position as Director of Branch Operations, Ms. Bonner spent five years as a Savings Administration specialist working as a liaison between the branches and Retail Banking. Prior to that, she worked in Downey's branch network as a manager.

  Lillian E. Gavin--Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987. Ms. Gavin was appointed Executive Vice President and Director of Compliance in December 1998.

  Jane Wolfe--Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. Prior to such time, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank from September 1991 to November 1992.

  Craig D. Taylor--Mr. Taylor was appointed President and Chief Operating Officer of Downey Auto Finance Corp. in October 1998. Mr. Taylor joined Downey Auto Finance Corp. as Vice President/Operations in October 1997. Prior thereto, Mr. Taylor was Vice President for Coast Business Credit from 1996 to 1997 and was Vice President, Revolving Credit Administrator, at First Interstate Bank from 1993 to 1996.

  Carolyn B. DiOrio--Ms. DiOrio was appointed Senior Vice President and Controller of the Bank in April 1998. Ms. DiOrio joined DSL Service Company in November 1985 as Assistant Controller, and was appointed a Director and has been the Chief Financial Officer of DSL Service Company since 1991. Prior thereto, Ms. DiOrio was a Certified Public Accountant and practiced with the accounting firm of Coopers & Lybrand.

  John R. Gatzke--Mr. Gatzke was appointed Assistant Chief Lending Officer of the Bank in June 1998. Prior thereto, Mr. Gatzke served as Regional Manager of Wholesale and Retail Lending and in 1997 was appointed Senior Vice President and Director of Wholesale Lending. Mr. Gatzke previously held positions with the Bank from 1986 to 1990 and served as a loan officer. Prior to re-joining the Bank in 1992, Mr. Gatzke was employed by Knight Ridder Newspapers from 1990 to 1991 responsible for marketing and sales of real estate advertising.

  Priscilla B. Hoffer--Ms. Hoffer was appointed Senior Vice President, Acting Chief Information Officer of the Bank in December 1998. Prior thereto, Ms. Hoffer held several positions with California Federal Bank and Glendale Federal Bank dating from 1988, including most recently as Senior Vice President, Technology Services.

  Kendice K. Briggs--Ms. Briggs was appointed Vice President, Manager of Human Resources in July 1998. Ms. Briggs joined the Bank in 1995 as an employment supervisor. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

  Kevin W. Hughes--Prior to joining the Bank as Vice President, Director of Secondary Marketing in 1998, Mr. Hughes was Vice President, Portfolio Manager for Washington Mutual Bank from 1997. Prior thereto, Mr. Hughes held various positions with American Savings Bank from 1988 to 1997, with American Savings and Loan Association from 1984 to 1988, and with State Savings and Loan Association from 1982 to 1984.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") of Downey's Board of Directors establishes the overall compensation policies and programs of Downey and its subsidiaries. In addition, the Committee recommends the compensation of the President and Chief Executive Officer, which recommendation is subject to the approval by the Board of Directors. The Committee is composed of three directors, none of whom is employed by Downey.

Compensation Philosophy

  The Committee's goal is to align compensation programs with the strategic direction of Downey and to attract, motivate and retain the best qualified employees. In carrying out its duties, the Committee evaluates compensation and benefits programs including both qualified and nonqualified programs, as well as medical, dental and other benefits programs affecting all employees. The Committee evaluates compensation and benefits programs to ensure they are cost effective, competitive and fair.

  To ensure that pay policies are competitive, the Committee periodically compares Downey's pay policies to peer group institutions. The Committee strives to implement benefits programs which, based upon competitive and cost considerations, deliver the highest level of value consistent with corporate and shareholder interests. Total compensation (including benefits) is established in the context of overall job responsibilities, achieving corporate and individual performance goals and objectives, as well as competitive compensation conditions.

1998 Compensation Programs

  During 1998, the components of the compensation programs included a base salary, a bonus program ("Annual Incentive Plan"), the 1994 Long-Term Incentive Plan, a Deferred Compensation Plan, a Section 125 Cafeteria Plan (i.e., medical, vision, dental and life coverages) and an Employees' Retirement and Savings Plan (401(k) Plan).

   Base Salary

  During 1998, the Committee reviewed base salaries of selected employees, including executive officers. Based on such review and the Committee's assessment of the market conditions and competitive factors, the Committee recommended adjustments to base salaries for said employees and executive officers. This recommendation was based on salary survey data supplied by outside consultants, third party nationally recognized salary surveys and salary surveys among the Bank's competitors.

   Annual Incentive Plan

  During 1998, the Committee reviewed and Downey's Board of Directors approved an Annual Incentive Plan for Downey. Individual performance objectives were established for all eligible participants in the Annual Incentive Plan based upon their individual responsibilities and Downey's 1998 approved corporate performance target for net income, which aligned each participant's compensation with Downey's approved business plan. During 1998, bonus incentives targeted under the Annual Incentive Plan for the President and Chief Executive Officer and Chief Operating Officer were targeted at 56.25% and 50% of their base salary, respectively, and the Chief Lending Officer was targeted at 100% of base salary. Other executive officers and eligible participants of Downey and the Bank were targeted at 20-40% of their base salary. Pursuant to the Annual Incentive Plan, those targeted amounts were to be adjusted based upon individual, department, business and corporate performance goals which provide for a potential bonus payment of up to 175% of the targeted bonus amounts. However, to the extent that actual corporate performance was 80% or below the approved corporate performance goal, no bonus amounts were to be paid to participants pursuant to the Annual Incentive Plan.

  After obtaining the 1998 year-end results, the Committee met with the President and Chief Executive Officer and reviewed the individual performance contribution of each participant in the Annual Incentive Plan. During

1998, Downey achieved 128.8% of its corporate performance target. Based upon 1998 corporate and individual participant performance, bonuses paid, relative to the targeted amounts for all such participants, represented, on average, 145% of the bonus target.

   1994 Long-Term Incentive Plan

  In 1994, the Bank's Board of Directors approved a Long-Term Incentive Plan (the "LTIP"). The LTIP was submitted to the Bank's shareholders for approval at a special meeting of shareholders held on December 21, 1994. Thereafter, the LTIP was adopted and ratified by Downey and, pursuant thereto, shares of Downey are to be issued upon the exercise of options or payments of other awards for which payment is to be made in stock.

  The LTIP was adopted to promote and advance the interests of Downey and its shareholders by providing a means by which selected officers and employees would be given an opportunity to acquire stock in Downey and other incentive-based awards, to assist in attracting and retaining the services of employees holding key positions and to provide incentives for such key employees to exert maximum efforts toward results that are in the best interests of all shareholders. Incentive stock options may be granted under the LTIP only to officers and key employees, including directors if they are employees. Currently, approximately 40 officers and key employees are eligible to receive awards under the LTIP. The LTIP is administered by the Committee.

  During March 1998, the Committee recommended and Downey's Board of Directors approved a program to make stock option awards under the LTIP to certain executive officers of Downey and the Bank. Stock option awards under the 1998 program were only to be made to the selected executive officers if the 1998 corporate performance target was fully (100%) achieved. Under the 1998 program, if net income equaled at least 110% of the 1998 corporate performance target, the number of stock options to be awarded would increase by 50%, and if the 1998 corporate performance equaled at least 120% of target, the number of stock options to be awarded would increase by 100%. During 1998, Downey achieved 128.8% of its corporate performance target. The number of stock options to be awarded to each executive officer was based on several factors, including the executive officer's level of responsibility and annual compensation. After obtaining the 1998 year-end results, the Board of Directors approved stock option grants for six executive officers of Downey and the Bank. Stock options granted under the 1998 program were made at the prevailing market price as of December 31, 1998, the date of the grant, and have a five year vesting schedule with a 10-year term. See "Compensation-- Stock Options--1998 Option Grants" for further information regarding these option grants.

   Deferred Compensation Plan

  During 1995, the Committee reviewed and Downey's Board of Directors approved implementation of a Deferred Compensation Plan for key management employees and directors. The Deferred Compensation Plan is considered to be an essential element in a comprehensive competitive benefits package designed to attract and retain individuals who contribute to the success of Downey. Participants are eligible to defer compensation on a pre-tax basis, including director fees, and earn a competitive interest rate on the amounts deferred. Currently, 82 management employees and six directors are eligible to participate in the program. During 1998, 17 management employees and one director elected to defer compensation pursuant to the plan.

   Employees' Retirement and Savings Plan

  The Bank offers to its employees a 401(k) plan entitled the Downey Savings Employees' Retirement and Savings Plan. Participants are permitted to make contributions on a pre-tax basis, a portion of which is matched by the Bank. In addition, a basic contribution is made on behalf of each eligible participant, according to a formula which takes into account the age and compensation of the participant. For 1998, total contributions consisted of the Bank's basic contribution ($1,650,000) and the employer match ($305,000) to the Downey Savings Employees' Retirement and Savings Plan.

   Employee Stock Purchase Plan

  Downey offers its employees participation in Downey's Employee Stock Purchase Plan. Downey believes that ownership of Downey's stock by employees will foster greater employee interest in Downey's success, growth and development and will be to the mutual benefit of the employee and Downey. The Employee Stock Purchase Plan is designed to provide employees a continued opportunity to purchase Downey stock through systematic payroll deductions. Downey bears all costs of administering the Employee Stock Purchase Plan, including broker's fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Employee Stock Purchase Plan, or sells stock acquired through the Employee Stock Purchase Plan, the employee is responsible for the associated costs.

   President and Chief Executive Officer Compensation

  During 1998, James W. Lokey served as President and Chief Executive Officer of Downey and the Bank from January 1 to November 20, and Daniel D. Rosenthal served in that capacity from November 20 through December 31. Accordingly, information regarding compensation provided to each of Mr. Lokey and Mr. Rosenthal is set forth below.

  Mr. Lokey: During February 1998, with the completion of one year of service as President and Chief Executive Officer of Downey and the Bank, the Bank's Board of Directors reviewed Mr. Lokey's performance in connection with reviewing the financial results obtained for 1997 and agreed to modify Mr. Lokey's employment relationship. Mr. Lokey's employment was extended by an agreement (the "Employment Agreement") for an additional term of one year, expiring March 1, 1999. Pursuant thereto, Mr. Lokey was also considered and nominated by the Downey Board of Directors for election as a Director at the 1998 Annual Meeting of Shareholders. For 1998, Mr. Lokey's annual salary was maintained at $300,000 and Mr. Lokey's participation in the 1998 Annual Incentive Plan was increased to 50% of annual base salary.

  The terms of the Employment Agreement further provided that Mr. Lokey would receive six months of salary and health benefits from the date of separation in the event that Mr. Lokey's employment was terminated other than for cause. In addition, Mr. Lokey would receive an adjusted pro-rata share of the 1998 Annual Incentive Plan target award.

  On November 20, 1998, Downey announced that Mr. Lokey had resigned his positions as President and Chief Executive Officer and director of Downey, the Bank, and their affiliated companies. In connection therewith, and in accordance with the terms of the Employment Agreement, Downey and the Bank entered into a severance agreement and general release with Mr. Lokey pursuant to which he received a severance payment equal to six months of his base salary. In addition, Mr. Lokey was allowed to continue participation for six months in the health and other benefit programs provided under the Employment Agreement and received a pro-rated 1998 Annual Incentive Plan payment of $137,500.

  Mr. Rosenthal: Mr. Rosenthal was appointed President and Chief Executive Officer of Downey and the Bank effective November 20, 1998. Prior thereto, Mr. Rosenthal served during 1998 as the Chief Operating Officer of Downey and the Bank. In accordance with the Annual Incentive Plan and the additional responsibilities assumed by Mr. Rosenthal as President and Chief Executive Officer of Downey and the Bank, the Committee reviewed Mr. Rosenthal's performance during 1998. In accordance with the Annual Incentive Plan and achievement of Downey's 1998 corporate performance target, the Committee recommended and Downey's Board of Directors approved an incentive compensation payment to Mr. Rosenthal of $154,840. That amount represents 160.74% of the targeted incentive amount. For purposes of determining the amount of the incentive compensation paid under the Annual Incentive Plan, Mr. Rosenthal's performance was measured by the results of Downey's achievement of Downey's 1998 Business Plan.

  The Committee believes that the management team is dedicated to achieving significant improvement in Downey's long-term financial performance. The Committee further believes that Downey's compensation policies are designed to align closely the financial interests of senior executive management with the interests of Downey's shareholders and, as administered by the Committee, will enhance management's efforts in these areas.

                                          Respectfully submitted,

                                          Brent McQuarrie, Chairman
                                          Cheryl E. Olson
                                          Lester C. Smull

                                 COMPENSATION

Executive Compensation

  The following Summary Compensation Table sets forth all compensation paid by Downey and its subsidiaries for services rendered during 1998, 1997 and 1996 to (i) individuals who served as Downey's Chief Executive Officer, (ii) each of Downey's four other most highly compensated executive officers as of the end of 1998, and (iii) one additional individual who would have been one of Downey's four most highly compensated officers but for the fact that such individual was not serving as an executive officer as of the end of 1998 (collectively, the "Named Executives").

                          Summary Compensation Table

                           Annual Compensation                   Long-Term Compensation
                          ----------------------              -----------------------------
                                                                     Awards         Payouts
                                                              --------------------- -------
                                                                         Number of
                                                    Other     Restricted Securities
   Name and Principal                               Annual      Stock    Underlying  LTIP    All Other
        Position          Year  Salary   Bonus   Compensation  Award(s)   Options   Payouts Compensation
-------------------------------------------------------------------------------
Daniel D. Rosenthal(1)    1998 $170,620 $154,840   $11,203       --        29,484     --      $  5,385
President and Chief       1997  140,005   44,990    10,656       --           --      --         8,077
Executive Officer         1996  128,005   30,927     9,405       --           --      --         7,385

James W. Lokey(2)         1998 $275,000 $137,500   $ 6,272       --           --      --      $179,491
President and Chief       1997  260,384   82,500     1,982       --           --      --           --
Executive Officer

Paul G. Woollatt(3)       1998 $163,112 $110,728   $13,748       --        26,536     --      $  6,252
Chief Operating Officer   1997  143,005   43,339    12,860       --           --      --         2,437
Executive Officer         1996  132,005   35,323     9,122       --           --      --           --

Jane Wolfe(4)             1998 $190,007 $305,411   $17,901       --        26,536     --           --
Executive Vice President  1997  180,007   55,435    16,478       --           --      --      $  2,500
and Chief Lending
 Officer                  1996  172,007   43,448    14,529       --           --      --           --

Thomas E. Prince(5)       1998 $184,007 $ 59,248   $15,898       --        14,467     --      $ 11,574
Executive Vice President  1997  178,007   48,886    11,467       --           --      --        15,275
and Chief Financial
 Officer                  1996  178,007   40,051    13,111       --           --      --         6,846

Donald E. Royer(6)        1998 $182,507 $ 58,765   $12,402       --        14,349     --      $ 14,888
Executive Vice
 President,               1997  179,007   47,401    14,801       --           --      --        13,253
General Counsel           1996  174,006   40,742    10,090       --           --      --        12,464
and Corporate Secretary

Keith A. Voll(7)          1998 $175,272 $ 57,960   $ 3,263       --           --      --      $143,735
Executive Vice President  1997  146,006   40,455    12,893       --           --      --         9,142
and Chief Information     1996  140,005   36,442    11,937       --           --      --         7,404
Officer

--------
(1) The amounts shown for Mr. Rosenthal for 1998 include flex benefit credits contributed by Downey ($1,942), Mr. Rosenthal's interest ($9,261) in Downey's 1998 401(k) plan contributions, and cashed out Personal Time Off ($5,385); and for 1997 include flex benefit credits contributed by Downey ($1,833), Mr. Rosenthal's interest ($8,823) in Downey's 1997 401(k) plan), and cashed out Personal Time Off ($8,077); and for 1996 include flex benefit credits contributed by Downey ($1,760), Mr. Rosenthal's interest ($7,645) in Downey's 1996 401(k) plan, and cashed out Personal Time Off ($7,385).

(2) The amounts shown for Mr. Lokey for 1998 include flex benefit credits contributed by Downey ($4,672), Mr. Lokey's interest ($1,600) in Downey's 1998 401(k) plan contributions, severance pay ($150,000), interest paid on deferred 1997 bonus ($1,229), payout of accrued Personal Time Off ($23,510), and a prize award ($4,752); and for 1997 include flex benefit credits contributed by Downey ($1,982).

(3) The amounts shown for Mr. Woollatt for 1998 include flex benefit credits contributed by Downey ($1,969), Mr. Woollatt's interest ($10,771) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($1,008), a service award ($1,500) and a prize award ($4,752); and for 1997 include flex benefit credits contributed by Downey ($1,869), Mr. Woollatt's interest ($10,487) in Downey's 1997 401(k) plan contributions, reportable interest from deferred compensation ($504) and a prize award ($2,437); and for 1996 include flex benefit credits contributed by Downey ($1,543), Mr. Woollatt's interest ($7,285) in Downey's 1996 401(k) plan contributions and reportable interest from deferred compensation ($294).

(4) The amounts shown for Ms. Wolfe for 1998 include flex benefit credits contributed by Downey ($2,306), Ms. Wolfe's interest ($15,008) in Downey's 1998 401(k) plan contributions, and reportable interest from deferred compensation ($587); and for 1997 include flex benefit credits contributed by Downey ($2,233), Ms. Wolfe's interest ($14,016) in Downey's 1997 401(k) plan contributions, reportable interest from deferred compensation ($229) and a service award ($2,500); and for 1996 include flex benefit credits contributed by Downey ($2,129), Ms. Wolfe's interest ($12,270) in Downey's 1996 401(k) plan contributions and reportable interest from deferred compensation ($130).

(5) The amounts shown for Mr. Prince for 1998 include flex benefit credits contributed by Downey ($2,288), Mr. Prince's interest ($13,088) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($522), and cashed out Personal Time Off ($11,574); and for 1997 include flex benefit credits contributed by Downey ($2,288), Mr. Prince's interest ($12,240) in Downey's 1997 401(k) plan contributions, reportable interest from deferred compensation ($273), and cashed out Personal Time Off ($15,275); and for 1996 include flex benefit credits contributed by Downey ($2,233), Mr. Prince's interest ($10,740) in Downey's 1996 401(k) plan contributions, reportable interest from deferred compensation ($138), and cashed out Personal Time Off ($6,846).

(6) The amounts shown for Mr. Royer for 1998 include flex benefit credits contributed by Downey ($2,297), Mr. Royer's interest ($9,856) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($249), and cashed out Personal Time Off ($14,888); and for 1997 include flex benefit credits contributed by Downey ($2,251), Mr. Royer's interest ($9,120) in Downey's 1997 401(k) plan contributions, reportable interest from deferred compensation ($96), and cashed out Personal Time Off ($13,253); and for 1996 include flex benefit credits contributed by Downey ($2,170), Mr. Royer's interest ($7,920) in Downey's 1996 401(k) plan contributions, and cashed out Personal Time Off ($12,464).

(7) The amounts shown for Mr. Voll for 1998 include flex benefit credits contributed by Downey ($1,913), Mr. Voll's interest ($1,350) in Downey's 1998 401(k) plan contributions, severance pay ($114,230), and payout of accrued Personal Time Off ($29,505); and for 1997 include flex benefit credits contributed by Downey ($1,942), Mr. Voll's interest ($10,951) in Downey's 1997 401(k) plan contributions, cashed out Personal Time Off ($6,642), and a service award ($2,500); and for 1996 include flex benefit credits contributed by Downey ($1,887), and Mr. Voll's interest ($10,050) in Downey's 1996 401(k) plan contributions, and cashed out Personal Time Off ($7,404).

Stock Options

  The following table provides information with respect to the Named Executives concerning 1998 stock option grants:

                              1998 Option Grants

                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                      Appreciation for
                                                                       Option Term(1)
                                                                    ---------------------
                         Number of  Percent of
                         Securities   Total
                         Underlying  Options   Exercise
                          Options    Granted     Price   Expiration
          Name           Granted(2)  In 1998   Per Share    Date       5%         10%
          ----           ---------- ---------- --------- ---------- --------- -----------
Daniel D. Rosenthal.....   29,484     24.50%   $25.4375   12/31/08  $ 471,670 $ 1,195,306
Paul G. Woollatt........   26,536     22.05     25.4375   12/31/08    424,510   1,075,791
Jane Wolfe..............   26,536     22.05     25.4375   12/31/08    424,510   1,075,791
Thomas E. Prince........   14,467     12.02     25.4375   12/31/08    231,436     586,504
Donald E. Royer.........   14,349     11.92     25.4375   12/31/08    229,548     581,720

--------
(1) The Potential Realizable Value is the product of (i) the difference between (a) the product of the closing market price per share at the grant date and the sum of 1 plus the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (b) the per share exercise price of the option and (ii) the number of shares of Common Stock underlying the option at December 31, 1998. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation present in this table can be achieved.

(2) The options were granted pursuant to the LTIP. All options become exercisable in four annual installments of 25% beginning on December 31, 2000. However, if after the date of grant (i.e., December 31, 1998) and prior to December 31, 2000, there is a Change in Control of Downey, as that term is defined in the LTIP, each of the options will be vested and exercisable at such time, to the extent of 50% of the total options granted. Subject to the foregoing, the options are exercisable at any time prior to their expiration by tendering the exercise price in cash, check or, at the sole discretion of Downey, in shares of Common Stock of Downey owned by the optionee having a fair market value on the exercise date equal to the option price of the shares being purchased, in partial or full payment of the purchase price of Common Stock being acquired pursuant to the exercise of such options, with the delivery of a properly executed exercise notice to Downey and the amount required to pay the purchase price or by any combination of the foregoing methods of payment, equal in the aggregate to the option price for the shares being purchased. The options will terminate three months after termination of employment for any reason other than termination for cause, death or disability. In the event of termination by death or disability, the options are exercisable for one year after such termination. In the event of termination for cause, the option terminates immediately, unless such termination is waived by the Compensation Committee. An option may only be transferred by will or by laws of descent or distribution, and options shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

Option Exercises and Holdings

  The following table provides information with respect to the Named Executives concerning the exercise of options during 1998 and unexercised options held by the Named Executives as of December 31, 1998:

                      Aggregated Option Exercises in 1998
                          and Year-End Option Values

-------------------------------------------------------------------------------------------------
                                                                          Value of Unexercised
                          Number of             Number of Unexercised    In-the-Money Options at
                           Shares                Options at 12/31/98           12/31/98(1)
                          Acquired    Value   ------------------------- -------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Daniel D. Rosenthal.....      --          --    12,818       31,552      $158,471      $24,913
James W. Lokey..........      --          --       --           --            --           --
Paul G. Woollatt........    4,000    $ 67,608    4,269       34,805        42,769       82,843
Jane Wolfe..............    6,409     132,717    6,409       28,604        79,236       24,913
Thomas E. Prince........   13,023     274,525   10,543       16,535       129,039       24,913
Donald E. Royer.........    2,000      42,160   21,566       16,417       266,977       24,913
Keith A. Voll...........    9,000     196,220   14,566        2,068       179,381       24,913

--------
(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 1998 ($25.4375 per share) and the exercise price of the options, multiplied by the number of shares subject to the option. The number of options and the exercise price per share have been adjusted for a 5% stock dividend paid in December 1995, a three-for-two stock split effected in the form of a stock dividend paid in December 1996, a 5% stock dividend paid in May 1997 and a 5% stock dividend paid in May 1998.

Employment Agreements

  See "--Compensation Committee Report--1998 Compensation Programs, President and Chief Executive Officer Compensation" for a description of Mr. Lokey's Employment Agreement.

Director Compensation

   Annual Compensation

  During 1998, the Compensation Committee reviewed the annual compensation paid to directors of Downey and the Bank. Based upon the results of a director compensation survey completed by an independent third party consultant, the Compensation Committee recommended to maintain base director compensation at existing levels, but to increase compensation for director attendance at Board and Board Committee meetings. Upon the Committee's recommendation, the Board of Directors approved the proposed increase in Board and Committee meeting fees.

  Currently, directors who are not employees receive (i) an annual retainer of $24,000 payable monthly or quarterly, at the director's option, (ii) an attendance fee of $1,000 for each Board meeting held on a regular Board of Directors meeting day, and (iii) an attendance fee of $1,000 for each meeting of a Downey or Bank committee or $500 for each meeting of DSL Service Company's Board of Directors held on a day other than a regular Board of Directors meeting day. Nonemployee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Reports, required to be filed quarterly with the Office of Thrift Supervision, also receive a $500 fee per quarter in connection with the review and execution of those regulatory reports. The Chairmen of Downey's Audit and Compensation Committees each receive an additional annual retainer of $5,000 and $3,000, respectively. The Chairman of Downey's and the Bank's Boards of Directors is entitled to receive an additional annual retainer of $2,500, respectively. Downey's and the Bank's Chairman has declined to accept these additional annual retainers. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Furthermore, directors are entitled to participate in and receive the medical benefit coverage provided to the Bank's employees, or payment in lieu thereof.

   Director Retirement Benefit

  A retirement benefit (the "Director Retirement Benefit") will be paid to each non-employee director or his or her designated beneficiary, in equal monthly installments for a period of 60 months beginning the month following his or her retirement. The aggregate Director Retirement Benefit for each director will equal one-third of the number of months of service as a director by such individual (up to a maximum of 15 years of service) multiplied by the average monthly qualified (non-employee) director compensation paid to such individual during the three years preceding cessation of service as a director. Qualified director compensation includes the annual retainer plus all meeting fees for the Boards of Directors and committees of Downey, the Bank and their respective subsidiaries. The right of each director to begin to receive such Director Retirement Benefit is subject to the individual director having (i) ceased serving as a director of Downey and the Bank, and (ii) served as a director for at least three years. If a majority interest of Downey's outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned Director Retirement Benefit becomes payable immediately, and the three-year minimum service requirement described above does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the Director Retirement Benefit. Any such accelerated payment would be discounted at the interest rate then in effect for the Bank's five-year certificate of deposit.

   Founder Retirement Agreement

  On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister. Under the Founder Retirement Agreement, monthly compensation is paid to Mr. McAlister, or his beneficiaries, for 120 months following cessation of employment. Pursuant to the Founder Retirement Agreement, Mr. McAlister's compensation was $32,167 per month, which payments commenced upon Mr. McAlister's retirement as President of DSL Service Company in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, such adjustments to be based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister's compensation was adjusted to $33,820 per month, effective as of July 1, 1996. If a majority interest of Downey's Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey's option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid. During 1998, Mr. McAlister received $405,842 under the Founder Retirement Agreement.

                               PERFORMANCE GRAPH

  The table below compares the performance of Downey with that of the S&P 500 composite index and the selected peer group ("Peer Group"). In past years, the Peer Group consisted of six California-based thrifts followed by Merrill Lynch & Co. Given the industry consolidation which has taken place within California, the Peer Group has changed to include financial institutions based in western states followed by Merrill Lynch & Co. The western state companies included in the Peer Group may change from time to time as Merrill Lynch & Co. makes adjustments in the institutions it follows. As of the date hereof, this Peer Group consists of the following three California-based companies: Bay View Capital Corporation, Golden State Bancorp and Golden West Financial Corp.; two Washington-based companies: Washington Federal and Washington Mutual; and one Texas-based company: Bank United Corp. This Peer Group was selected because it has a representative number of publicly held financial institutions which are competitors in Downey's market areas. The following table assumes $100 invested on December 31, 1993 in Downey, the S&P 500 and equally in the companies in the Peer Group, and assumes a reinvestment of dividends on a daily basis.

                 Comparison of 5-year Cumulative Total Return
                     Downey, S&P 500 Index and Peer Group

                   1993       1994      1995      1996      1997      1998
Downey           100.00      78.14    120.94    167.01    257.66    244.85
S&P 500          100.00     101.32    139.40    171.40    228.59    293.91
Peer Group       100.00      85.50    140.33    178.30    275.09    242.91

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Certain Business Relationships

  The Bank has entered into a commercial lease with Business Properties #18, a California General Partnership ("BP #18"), pursuant to which the Bank leases its Dana Point branch office. Lester C. Smull, a director of Downey and the Bank, is the managing general partner of BP #18. The lease, which runs from October 1, 1997 through October 1, 2002, provides that the Bank will pay rent to BP #18 at the rate of $3,630 per month, with annual rent increases of 2.5% during the initial five-year term. The lease provides for two consecutive five-year options to extend, with annual rent increases of 3%. Management believes that the terms of the lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a nonaffiliated person.

  The Bank has also entered into a commercial lease for its Mission Viejo branch office with the Lester C. and Jimmy L. Smull Family Trust dated December 7, 1984 (the "Trust"), wherein Mr. Smull acts as trustee. A lease was entered into on December 14, 1996 for a one year term, with three consecutive five-year options to extend. The Bank will pay rent of $4,835.25 per month for the first year, $5,560.53 per month during the first option term, $6,394.60 per month during the second option term and $7,353.79 per month during the third option term. Management believes that the terms of the lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a nonaffiliated person.

  During 1998, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey's Board of Directors, certain members of Mr. McAlister's family and certain of his controlled affiliates. The aggregate value of these services was approximately $65,911. Downey and the Bank have been fully reimbursed for the services provided.

Indebtedness of Management

  The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons.

  Over a period of approximately 24 years, the Bank has made various loans to Mr. Smull, a director, in his individual capacity, to the Trust and to a number of California partnerships as to which Mr. Smull is a general partner. As of December 31, 1998, the Bank had loans outstanding to Mr. Smull or his related partnerships in an aggregate amount of approximately $25.7 million. Each of the loans to Mr. Smull or his related partnerships (i) was made in the ordinary course of business, (ii) and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  At the close of business on March 5, 1999, the record date for the Annual Meeting, there were outstanding and entitled to vote 28,131,776 shares of Downey's Common Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the Annual Meeting.

Principal Shareholders

  Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

                                                                    Percent of
                                                 Amount/Nature of   Outstanding
Name/Address                                   Beneficial Ownership    Stock
------------                                   -------------------- -----------
McAlister Family Trust(1).....................      5,622,504          20.0%
  3501 Jamboree Road
  Newport Beach, CA 92660

Gerald H. McQuarrie
Family Trusts(2)..............................      2,061,007           7.3%
  34 South 300 East
  Provo, UT 84606

--------
(1) See footnote 2 on Page 6.

(2) Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts. Includes 120,234 shares held by the Survivor Trust of the Gerald H. McQuarrie Family Trusts; 7,184 shares held by the By-Pass Trust of the Gerald H. McQuarrie Family Trusts; 78,850 shares held by the Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 1,254,739 shares held by the Non-Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 200,000 shares held by OBM-Brent, Ltd.; 200,000 shares held by OBM-Scott, Ltd.; and 200,000 shares held by OBM-Sandy, Ltd.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Downey's and, as may be determined, the Bank's and their respective subsidiaries' executive officers, directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Downey. Such persons and holders are required to furnish Downey with copies of all reports filed pursuant to such requirement.

  Based solely on review of the copies of such forms furnished to Downey and written representations from certain reporting persons that no Forms 5 were required, except as noted for those persons, Downey believes that during the period January 1, 1998 to December 31, 1998, all Section 16 filing requirements were complied with except as follows: Carolyn B. DiOrio filed a late Form 3 with respect to her appointment as Senior Vice President/Controller of the Bank, Kendice K. Briggs filed a late Form 3 with respect to her appointment as Vice President/Manager of Human Resources, Craig
D. Taylor filed a late Form 3 with respect to his appointment as President and Chief Operating Officer of Downey Auto Finance Corp. and John R. Gatzke filed a late Form 3 with respect to his appointment as Senior Vice President and Assistant Chief Lending Officer.

                           PROPOSALS OF SHAREHOLDERS

  It is presently anticipated that the 2000 Annual Meeting of Shareholders will be held in April 2000. Shareholders desiring to exercise their rights under the proxy rules to submit shareholder proposals are advised that their proposals must be received by Downey no later than November 22, 1999, in order to be eligible for inclusion in Downey's proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  In 1989, the Board of Directors engaged KPMG, LLP as Downey's independent auditors and the relationship which has existed has been the customary relationship between an independent accountant and client. Downey's auditors for 1999 have not been engaged by the Audit Committee nor approved by Downey's Board of Directors. Downey's Audit Committee will make a recommendation to the Board of Directors with respect to the 1999 audit upon the completion of its review of the accounting services rendered during 1998, the cost thereof and available alternatives.

  Representatives of KPMG, LLP are scheduled to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to answer questions.

                         ANNUAL REPORT TO SHAREHOLDERS

  Downey's Annual Report to Shareholders, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement.

  SINGLE COPIES OF DOWNEY FINANCIAL CORP.'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO:
DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA, 92660,
ATTENTION: CORPORATE SECRETARY.

                                OTHER BUSINESS

Presented by Management

  As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey's Board of Directors.

Presented by Shareholders

  Pursuant to Downey's Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as is properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of Downey. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of Downey, not less than 120 calendar days in advance of the date of Downey's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by shareholders. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey's Bylaws.

                                          /s/ Donald E. Royer
                                          DONALD E. ROYER
                                          Corporate Secretary

8888
                                REVOCABLE PROXY

                            DOWNEY FINANCIAL CORP.

                ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 1999
               This Proxy is solicited by the Board of Directors

     The undersigned shareholder(s) of Downey Financial Corp. (the "Company") hereby nominates, constitutes and appoints Cheryl E. Olson and Brent McQuarrie, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 28, 1999 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

                     Please Sign and Date On Reverse Side

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                            DOWNEY FINANCIAL CORP.

                                April 28, 1999


                Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example.


                    For all the Company
                  nominees listed at right     Withhold Authority       Nominees:
                   (except as marked to     to vote for all nominees    Class 1 Directors (for a three-year term of
                    the contrary below)          listed at right        office, which term shall expire when his
                                                                        successor is elected and qualified at the
                                                                        2002 Annual Meeting of Shareholders:
1.  Election of            [_]                        [_]                                      Maurice L. McAllister
    Directors                                                                                  Sam Yellen
(Instructions:  To withhold authority to vote for any one                                      Daniel D. Rosenthal
or more nominees, write that nominee's or nominees' names(s)
in the space provided below)

------------------------------------------------------------

2. Other Business. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

This proxy will be voted "FOR" the election of all nominees unless authority to do so is withhold for all nominees or for any individual nominee. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                   I (We) do              I (We) do
                                      expect    [_]      not expect    [_]
                                   to attend              to attend
                                 the meeting            the meeting


                                        Number of Shares
                                                        -----------

                                                                                                                    Date
----------------------------   ------------------------    ----------------------------    ------------------------      -----------
Name of Shareholder, Printed   Signature of Shareholder    Name of Shareholder, Printed    Signature of Shareholder

Note:  (Please date this Proxy and sign your name as it appears on your stock certificate(s).  Executors, administrators, trustees etc. should give their full titles.  All joint owners should sign.)